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         Grey Advertising Inc. and Consolidated Subsidiary Companies
Exhibit - Statement Re: Computation of Net Income Per Common Share (unaudited)

                                                              For the Three                      For the Six
                                                         Months Ended  June 30,             Months Ended  June 30,
                                                         1994             1993              1994             1993
                                                  --------------- ---------------    --------------- ---------------
PRIMARY
 Average shares outstanding (1)                        1,267,359       1,245,362          1,267,722       1,246,326

 Net effect of dilutive stock options -
 based on the treasury stock method
 using average market price                               18,504          16,089             18,368          14,131
                                                  --------------- ---------------    --------------- ---------------
       TOTAL                                           1,285,863       1,261,451          1,286,090       1,260,457
                                                  =============== ===============    =============== ===============

Net Income                                            $5,080,000      $5,800,000         $8,290,000      $9,027,000
Less:   Effect of dividend requirements
         and the change in the redemption
         value of redeemable preferred stock            (329,000)       (259,000)          (474,000)       (288,000)

                                                  --------------- ---------------    --------------- ---------------
NET EARNINGS USED IN COMPUTATION                      $4,751,000      $5,541,000         $7,816,000      $8,739,000
                                                  =============== ===============    =============== ===============
Per share amount                                           $3.69           $4.39              $6.08           $6.93
                                                  =============== ===============    =============== ===============

FULLY DILUTED
     Average shares outstanding(1)                     1,267,359       1,245,362          1,267,722       1,246,326

     Net effect of dilutive stock options -
     based on the treasury stock method
     using the period-end market price, if
     higher than the average market price                 18,504          17,751             18,816          18,387

     Assumed conversion of 8.5% convertible
     subordinated debentures issued
     December 1983                                        50,999          51,000             50,999          51,000
                                                  --------------- ---------------    --------------- ---------------
       TOTAL                                           1,336,862       1,314,113          1,337,537       1,315,713
                                                  =============== ===============    =============== ===============

Net Income                                            $5,080,000      $5,800,000         $8,290,000      $9,027,000
Less:   Effect of dividend requirements
         and the change in the redemption
         value of redeemable preferred stock            (329,000)       (259,000)          (474,000)       (288,000)

Add:   8.5% convertible subordinated
       debentures interest, net of income
       tax effect                                         35,000          35,000             69,000          70,000
                                                  --------------- ---------------    --------------- ---------------
NET EARNINGS USED IN COMPUTATION                      $4,786,000      $5,576,000         $7,885,000      $8,809,000
                                                  =============== ===============    =============== ===============
Per share amount                                           $3.58           $4.24              $5.90           $6.70
                                                  =============== ===============    =============== ===============

   (1) Includes 27,273 shares and 8,628 shares for 1994 and 1993, respectively, expected to be issued pursuant to the terms of the Senior Management Incentive Plan

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